UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011 (May 24, 2011)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2011 annual meeting of shareholders was held on May 24, 2011. Of the 23,536,869 shares of common stock outstanding on the April 7, 2011 record date, a total of 21,033,339 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect seven nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all seven nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Kevin E. Crowe	19,104,823	361,674	1,566,842
Gary R. Enzor	19,102,923	363,574	1,566,842
Richard B. Marchese	19,173,718	292,779	1,566,842
Thomas R. Miklich	19,226,018	240,479	1,566,842
M. Ali Rashid	17,217,040	2,249,457	1,566,842
Alan H. Schumacher	19,224,668	241,829	1,566,842
Thomas M. White	18,714,810	751,687	1,566,842

b.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2011. The Company’s shareholders voted to approve this proposal with 20,963,631 votes “For” and 60,445 votes “Against”. There were 9,263 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 24, 2011	By:	/s/ Jonathan C. Gold
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel and Secretary